UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  June 26, 2007

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	47-0892061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced that Fred Angelopoulos has stepped down as the Company’s Chief Executive Officer and as a member of the Board of Directors. The Company further announced that Thomas L. Marcus, the Chairman of the Board of the Company, would assume the role of interim Chief Executive Officer of the Company.  The changes were effective June 26, 2007.  Mr. Marcus was first appointed to the Company’s Board of Directors on September 7, 2006, and on May 16, 2007, Mr. Marcus was appointed from independent director to the position of Chairman of the Board, as reported under Form 8-K reports filed on September 12, 2006 and May 22, 2007, respectively, and which are incorporated as necessary by such reference.

Salary and other elements of Mr. Marcus' compensation in such capacity have not yet been determined. The Company will disclose the material terms of any employment agreement and/or definitive arrangement relating to these Item 5.02 disclosures, as may be required under the regulations of the Securities and Exchange Commission, in a subsequent Form 8-K.

A copy of the press release dated June 27, 2007 related to the foregoing disclosures is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated June 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.: ( Registrant )

Date: June 26, 2007	By:	/s/ Jon McCaman
Jon McCaman Chief Financial Officerr